Exhibit 23.3

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31202

(478) 746-6277

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re: Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Security Bank Corporation of our Report dated March 10, 2005, which is included in the Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2004. We also consent to reference to our firm under the caption “Experts” in the proxy statement-prospectus, which forms a part of the Registration Statement.

/s/ McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

December 23, 2005